Exhibit 10.1

SHARE PURCHASE AND EXCHANGE AGREEMENT

THIS SHARE PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”) is entered into as of the 28th day of February 2022, by and among:

SIGNET INTERNATIONAL HOLDINGS, INC., a Delaware corporation having its executive offices at 205 Worth Avenue, Suite 316, Palm Beach, Florida 33480 (“SIGN”);

AND:

EACH OF THE FOLLOWING SHAREHOLDERS OF SIGN: Estate of Ernest W. Letiziano, Ms. Hope Hillabrand, and Mr. Thomas Donaldson (collectively, the “SIGN Controlling Shareholders”);

AND:

GOLDEN ALLY LIFETECH GROUP CO., LTD., a Delaware corporation with its executive offices at 901 S Mopac Exp Building 1, Suite 300, Austin, TX 78746 (“Golden Ally”).

WHEREAS:

A.	Golden Ally engages in the business of manufacturing and distributing water products worldwide;

B.	the Controlling Shareholders of SIGN have agreed to sell all of their capital stock of SIGN set forth on Exhibit B (collectively, the “Control Block Shares”) to Golden Ally in accordance with the terms and conditions set forth in this Agreement, free and clear of any lien or encumbrance (the “Purchase”);

C.	Immediately after the completion of the Purchase, upon the terms and subject to the conditions set forth in this Agreement, Golden Ally will cause the shareholders of Golden Ally (the “Golden Ally Shareholders”) holding at least 90% of each class of the issued and outstanding capital stock of Golden Ally (the “Golden Ally Shares”) to exchange their Golden Ally Shares for shares of capital stock of SIGN in such ratios as set forth in Exhibit C (the “Exchange”); and

D.	Golden Ally, the SIGN Controlling Shareholders, and Patrizio & O’Leary LLP, in its capacity as escrow agent (the “Escrow Agent”) entered into that certain Escrow Agreement, dated as of February 11, 2022 (the “Escrow Agreement”), pursuant to which Golden Ally deposited $37,500 with the Escrow Agent (the “Escrow Amount”).

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS

1.1.	Definitions. The following terms have the following meanings unless the context indicates otherwise:

(a)	“1933 Act” shall have the meaning set forth in Section 2.2(b).

(b)	“Agreement” shall mean this Agreement, and all the exhibits, schedules, and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(c)	“Amended Articles” has the meaning set forth in Section 6.2(h).

(d)	“Amended Bylaws” has the meaning set forth in Section 6.2(i).

(e)	“Board Consent” has the meaning set for in Section 7.1 (b).

(f)	“Closing Date” has the meaning set forth in Section 8.1.

(g)	“Closing Date” shall have the meaning set forth in Article 8;

(h)	“Closing Purchase Price” shall have the meaning set forth in Section 2.1(b).

(i)	“Closing” has the meaning set forth in Section 8.1.

(j)	“Shareholders Consent” has the meaning set forth in Section 7.1(a).

(k)	“Control Block Shares” shall have the meaning set forth in the Recitals.

(l)	“DTC” has the meaning set forth in Section 6.2(a).

(m)	“DWAC” has the meaning set forth in Section 6.2(a).

(n)	“Escrow Agent” shall have the meaning set forth in the Recitals.

(o)	“Escrow Agreement” shall have the meaning set forth in the Recitals.

(p)	“Escrow Amount” shall have the meaning set forth in the Recitals.

(q)	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended;

(r)	“Exchange” shall have the meaning set forth in Section 2.2.

(s)	“Financial Statements” has the meaning set forth in Section 5.7.

(t)	“Golden Ally Class A Common Shares” shall have the meaning set forth in Section 4.3.

(u)	“Golden Ally Class B Common Shares” shall have the meaning set forth in Section 4.3.

(v)	“Golden Ally Material Adverse Effect” shall have the meaning set forth in Section 4.6.

(w)	“Golden Ally Shareholders” shall have the meaning set forth in the Recitals.

(x)	“Golden Ally Shares” shall have the meaning set forth in the Recitals.

(y)	“Golden Ally” shall have the meaning set forth in the Preamble.

(z)	“Liabilities” shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(aa)	“Loss” and “Losses” shall mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages, including damages for lost profits or lost business opportunities;

(bb)	“Mailing Date” has the meaning set forth in Section 7.1(e).

(cc)	“Most Recent Financial Statements” has the meaning set forth in Section 5.7.

(dd)	“Purchase Price” shall have the meaning set forth in Section 2.1(b).

(ee)	“Purchase” shall have the meaning set forth Section 2.1.

(ff)	“Related Parties” has the meaning set forth in Section 5.22.

(gg)	“Schedules” shall have the meaning set forth in Article 5.

(hh)	“SEC” shall mean the Securities and Exchange Commission;

(ii)	“Securities Act” shall mean the United States Securities Act of 1933, as amended;

(jj)	“SIGN” shall have the meaning set forth in the Preamble.

(kk)	“SIGN Common Stock” shall have the meaning set forth in Section 5.3.

(ll)	“SIGN Controlling Shareholders” shall have the meaning set forth in the Preamble.

(mm)	“SIGN Material Adverse Effect” has the meaning set forth in Section 5.9.

(nn)	“SIGN Preferred Stock” shall have the meaning set forth in Section 5.3.

(oo)	“SIGN SEC Filings” has the meaning set forth in Section 5.14.

(pp)	“SIGN Securities” has the meaning set forth in Section 5.3.

(qq)	“Taxes” shall include international, federal, state, provincial, and local income taxes, capital gains tax, value-added taxes, franchise, personal property, and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(rr)	“Transactions” shall mean the transactions contemplated by this Agreement, including, without limitation, the Purchase and the Exchange.

(ss)	“Transferred Liabilities” has the meaning set forth in Section 6.2(k).

1.2.	Exhibits and Schedules. The following exhibits and schedules are attached to and form part of this Agreement:

Exhibit A:	[Intentionally Omitted]
Exhibit B:	Controlling Shareholders of SIGN
Exhibit C:	[Intentionally Omitted]
Exhibit D	Directors and Officers of SIGN
Exhibit E	Post-Closing Directors of SIGN
Exhibit F	Amended and Restated Certificate of Incorporation of SIGN
Exhibit G	Amended and Restated Bylaws of SIGN
Exhibit H-1	SIGN Contracts to be Terminated
Exhibit H-2	Transferred Liabilities
Exhibit I-1	Shareholders Consent
Exhibit I-2	Board Consent
Schedules referenced in Article 5

1.3.	Currency. All references to currency referred to in this Agreement are in United States Dollars (US$) unless expressly stated otherwise.

2.	THE TRANSACTIONS

2.1.	The Purchase

(a)	At the Closing, subject to the terms and conditions of this Agreement, the SIGN Controlling Shareholders hereby covenant and agree to sell, assign and transfer to Golden Ally, and Golden Ally hereby covenants and agrees to purchase from the SIGN Controlling Shareholders all of the Control Block Shares held by the SIGN Controlling Shareholders (the “Purchase”).

(b)	Golden Ally agrees to pay to the SIGN Controlling Shareholders at the Closing $375,000 as consideration for the Control Block Shares (the “Purchase Price”) less the Escrow Amount (such difference, the “Closing Purchase Price”), in each in cash by wire transfer of immediately available funds to the bank accounts designated by the SIGN Controlling Shareholders in writing prior to the Closing Date. Golden Ally and the SIGN Controlling Shareholders agree to cause the Escrow Agent to release the Escrow Amount to the SIGN Controlling Shareholders at the Closing in accordance with the Escrow Agreement.

2.2.	The Exchange

(a)	Immediately after the completion of the Purchase, at the Closing and subject to the terms and conditions of this Agreement, Golden Ally shall cause the Golden Ally Shareholders to sell, assign and transfer to SIGN, and SIGN hereby covenants and agrees to purchase from the Golden Ally Shareholders all of the Golden Ally Shares held by the Golden Ally Shareholders (the “Exchange”).

(b)	As consideration for the sale of the Golden Ally Shares by the Golden Ally Shareholders to SIGN, SIGN shall allot and issue the SIGN Securities to the Golden Ally Shareholders or their nominees in the exchange ratios as follows: (i) each share of Golden Ally Class A Common Stock will be exchanged for one share of Series A Preferred Stock of SIGN (as designated by the Amended Articles); and (ii) each share of Golden Ally Class B Common Stock will be exchanged for one share of SIGN Common Stock.

(c)	Golden Ally acknowledge and agree that the SIGN Securities are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, Golden Ally shall cause the Golden Ally Shareholders to abide by all applicable resale restrictions and hold periods imposed by all applicable securities laws. All certificates representing the SIGN Securities issued at the Closing will be endorsed with the following legend pursuant to the Securities Act in order to reflect the fact that the SIGN Securities will be issued to the Golden Ally Shareholders pursuant to an exemption from the registration requirements of the Securities Act:

For Golden Ally Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “THE UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

For Golden Ally Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “THE UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

(d)	Golden Ally acknowledge that the SIGN Securities issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred, or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

3.	REPRESENTATIONS AND WARRANTIES OF SIGN CONTROLLING SHAREHOLDERS

3.1.	Each SIGN Controlling Shareholder represents and warrants to Golden Ally that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3 with respect to herself, himself or itself:

3.2.	Organization. Each SIGN Controlling Shareholder (if a corporation or other entity) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or other formation. Each SIGN Controlling Shareholder (if an individual) is of sound mind, has the necessary legal capacity to perform his or her obligations hereunder, and has entered into this Agreement of his or her own will.

3.3.	Authorization of Transactions. Each SIGN Controlling Shareholder has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform his, her or their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each SIGN Controlling Shareholder, enforceable in accordance with its terms and conditions. Each SIGN Controlling Shareholder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and all other documents contemplated hereby have been duly authorized by each SIGN Controlling Shareholder.

3.4.	Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which each SIGN Controlling Shareholder is a subject, (B) conflict with, result in a breach of, constitute a default under, resulting in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, contract, lease, license, instrument, or another arrangement to which such SIGN Controlling Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject, or (C) result in the imposition or creation of a lien upon or with respect to any Control Block Shares.

3.5.	Brokers’ Fees. Each SIGN Controlling Shareholder has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.6.	Control Block Shares. Each SIGN Controlling Shareholder holds of record and owns beneficially the number of Control Block Shares set forth next to his, her, or its name in Exhibit B, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the SIGN Controlling Shareholders is a party to any option, warrant, purchase right or other contract or commitment that could require such SIGN Controlling Shareholder to sell, transfer, or otherwise dispose of any capital stock of SIGN (other than this Agreement). None of the SIGN Controlling Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of SIGN.

4.	REPRESENTATIONS AND WARRANTIES CONCERNING GOLDEN ALLY

Golden Ally represents and warrants to SIGN and SIGN Controlling Shareholders that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4) with respect to itself:

4.1.	Organization and Good Standing. Golden Ally is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease, and to carry on its business as now being conducted. Golden Ally is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which Golden Ally owns the property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Golden Ally taken as a whole.

4.2.	Authority. Golden Ally has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Golden Ally and the consummation of the transactions contemplated hereby have been duly authorized by Golden Ally’s board of directors. No other corporate or shareholder proceedings on the part of Golden Ally is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Golden Ally and this Agreement is valid and binding obligations of Golden Ally enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3.	Capitalization of Golden Ally. The entire authorized capital stock and other equity securities of Golden Ally consists of 1 billion Class A common shares, par value $0.00001 per share (the “Golden Ally Class A Common Shares”), each of which has 10 votes and is convertible into one Golden Ally Class B Common Share, and 9 billion Class B common shares, par value $0.00001 per share (the “Golden Ally Class B Common Shares”). As of the date of this Agreement, there are 1 billion Golden Ally Class A Common Shares and 8.5 billion Golden Ally Class B Common Shares issued and outstanding. All of the issued and outstanding Golden Ally Shares have been duly authorized, validly issued and fully paid and are non-assessable. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Golden Ally to issue any additional Golden Ally Shares, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Golden Ally any Golden Ally Shares. There are no agreements purporting to restrict the transfer of the Golden Ally Shares, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Golden Ally Shares.

4.4.	Shareholders of Golden Ally Shares. Exhibit B contains a true and complete list of the holders of all issued and outstanding shares of the Golden Ally Shares, including each holder’s name, address, and number, and class of Golden Ally Shares held.

4.5.	Non-Contravention. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the Transactions, will:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation, or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Golden Ally under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Golden Ally, or any of their respective material property or assets;

(b)	violate any provision of the governance documents of Golden Ally or any applicable laws; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Golden Ally or any of its material property or assets.

4.6.	Actions and Proceedings. To the knowledge of Golden Ally, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Golden Ally or which involves any of the business, or the properties or assets of Golden Ally that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Golden Ally (a “Golden Ally Material Adverse Effect”).

4.7.	Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Golden Ally of the Transactions contemplated by this Agreement, except for filings with the SEC and state securities regulators (if any).

4.8.	No Brokers. Golden Ally has not incurred any independent obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transactions contemplated by this Agreement.

5.	REPRESENTATIONS AND WARRANTIES CONCERNING SIGN

SIGN and the Estate of Ernest Letiziano (in its capacity as a SIGN Controlling Shareholder) jointly represent and warrant to Golden Ally that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 5) with respect to itself, except as set forth in the disclosure schedules (the “Schedules”) delivered by SIGN Controlling Shareholders to Golden Ally on the date hereof:

5.1.	Organization and Good Standing. SIGN is duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. SIGN is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of SIGN.

5.2.	Authority. SIGN has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by SIGN and the consummation by SIGN of the transactions contemplated hereby have been duly authorized by its board of directors and shareholders and no other corporate or shareholder proceedings on the part of SIGN is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by SIGN and this Agreement is valid and binding obligations of SIGN enforceable in accordance with its terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

5.3.	Capitalization of SIGN. The entire authorized capital stock and other equity securities of SIGN consists of 100 million shares of common stock with a par value of $0.001 (the “SIGN Common Stock”) and 50 million shares of preferred stock (the “SIGN Preferred Stock”). As of the date of this Agreement, there are 20,535,982 shares of SIGN Common Stock issued and outstanding and 5 million shares of Series A Super Preferred Stock issued and outstanding (collectively, the “SIGN Securities”). All of the issued and outstanding shares of SIGN Securities have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. As of the date of this Agreement there are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating SIGN to issue any additional SIGN Securities, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from SIGN any SIGN Securities. There are no agreements purporting to restrict the transfer of the SIGN Securities, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the SIGN Securities.

5.4.	Directors and Officers of SIGN. The duly elected or appointed directors and the duly appointed officers of SIGN are as listed on Exhibit D.

5.5.	Corporate Records of SIGN. The corporate records of SIGN, as required to be maintained by it pursuant to the laws of the State of Delaware are accurate, complete and current in all material respects, and the minute book of SIGN is, in all material respects, correct and contains all material records required by the law of the State of Delaware in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of SIGN.

5.6.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transactions, will:

(a)	conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of SIGN under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SIGN or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of SIGN; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to SIGN or any of its material property or assets.

5.7.	Financial Statements. The SIGN Controlling Shareholders have provided true and complete copies of the following financial statements (collectively the “Financial Statements”) to Golden Ally: (i) audited balance sheets and statements of income, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2020, 2019 and 2018 for SIGN; and (ii) unaudited balance sheets and statements of income, changes in stockholders’ equity, and cash flow (the “Most Recent Financial Statements”) as of and for the months ended March 31, June 30, and September 31, 2021 for SIGN (collectively, the “SIGN Financial Statements”). The SIGN Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of SIGN as of such dates and the results of operations of SIGN for such periods, are correct and complete, and are consistent with the books and records of SIGN (which books and records are correct and complete).

5.8.	Validity of SIGN Securities Issuable upon the Transactions. The SIGN Securities to be issued to the Golden Ally Shareholders upon consummation of the Transactions in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

5.9.	Actions and Proceedings. To the knowledge of SIGN, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the knowledge of SIGN, threatened against SIGN which involves any of the business, or the properties or assets of SIGN that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of SIGN taken as a whole (a “SIGN Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a SIGN Material Adverse Effect.

5.10.	Compliance.

(a)	SIGN is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of SIGN;

(b)	SIGN is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a SIGN Material Adverse Effect;

(c)	SIGN has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the knowledge of SIGN, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transactions; and

(d)	SIGN has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. SIGN has not received any notice of any violation thereof, nor is SIGN aware of any valid basis therefore.

5.11.	Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by SIGN of the Transactions contemplated by this Agreement, except for filings with the SEC and state securities regulators (if any).

5.12.	Absence of Undisclosed Liabilities. SIGN has no Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against SIGN giving rise to any Liability), except for (i) Liabilities set forth on the face of the Financial Statements (rather than in any notes thereto) and (ii) Liabilities which have arisen after the date of the Financial Statements in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

5.13.	Tax Matters.

(a)	As of the date hereof:

(i)	SIGN has filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii)	all such returns are true and correct in all material respects;

(b)	SIGN has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c)	SIGN is not presently under and has not received notice of, any contemplated investigation or audit by the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d)	All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency.

5.14.	Absence of Changes. Except as contemplated in this Agreement or as disclosed in SIGN’s filings with the SEC (the “SIGN SEC Filings”) , SIGN has not:

(a)	incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)	created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of SIGN to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)	made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)	declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)	received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)	other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

5.15.	Subsidiaries. Except as disclosed in this Agreement, SIGN does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

5.16.	Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by SIGN.

5.17.	Intellectual Property. SIGN does not own or possess or have the right to use pursuant to a license or otherwise any Intellectual Property. SIGN has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

5.18.	Employees and Consultants. Except as disclosed in the SIGN SEC Filings, SIGN does not have any employees or consultants.

5.19.	Material Contracts and Transactions. Other than as expressly contemplated by this Agreement or as disclosed in the SIGN SEC Filings, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which SIGN is a party.

5.20.	SEC Filings. SIGN has timely filed with or furnished to the SEC, as applicable, all SIGN SEC Filings. As of its respective date, each SIGN SEC Filing (including any financial statements or schedules included therein) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SIGN SEC Filing, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.21.	No Brokers. SIGN has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transactions contemplated by this Agreement.

5.22.	Related Party Transactions. None of SIGN Controlling Shareholders, their affiliates, SIGN’s directors, officers, employees, and shareholders (the “Related Parties”) has been involved in any business arrangement or relationship with SIGN within the past 12 months, and none of the Related Parties owns any asset, tangible or intangible, which is used in the business of SIGN.

5.23.	Completeness of Disclosure. No representation or warranty by SIGN or any SIGN Controlling Shareholder in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Golden Ally pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.	CLOSING CONDITIONS

6.1.	Conditions Precedent to Closing by SIGN. The obligation of SIGN to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by SIGN and Golden Ally. These conditions precedent are for the benefit of SIGN and may be waived by SIGN in its sole discretion.

(a)	Representations and Warranties. The representations and warranties of Golden Ally set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Golden Ally shall have delivered to SIGN a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Golden Ally in this Agreement are true and correct.

(b)	Performance. All of the covenants and obligations that Golden Ally are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)	No Material Adverse Change. No Golden Ally Material Adverse Effect will have occurred since the date of this Agreement.

(d)	Officer’s Certificate. Golden Ally shall have delivered to SIGN a certificate signed by the CEO of Golden Ally to the effect that each of the conditions specified above in (a)-(c) is satisfied in all respects.

(e)	No Action. No suit, action, or proceeding will be pending or threatened which would prevent the consummation of any of the transactions contemplated by this Agreement.

6.2.	Conditions Precedent to Closing by Golden Ally. The obligation of Golden Ally to consummate the Transactions is subject to the satisfaction or written waiver by Golden Ally of the conditions set forth below. These conditions precedent are for the benefit of Golden Ally and may be waived by Golden Ally in its sole discretion.

(a)	OTC Status and DWAC. The SIGN Common Shares shall continue to be listed on the OTC Markets and SIGN shall remain an SEC reporting company. SIGN shall continue to be approved for participation in the Depository Trust Company’s (“DTC”) Withdrawal Agent Commission System (“DWAC”).

(b)	Representations and Warranties. The representations and warranties of SIGN and SIGN Controlling Shareholders set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and SIGN and SIGN Controlling Shareholders shall each have delivered to Golden Ally a certificate dated the Closing Date, to the effect that the representations and warranties made by SIGN and SIGN Controlling Shareholders in this Agreement are true and correct.

(c)	Performance. All of the covenants and obligations that SIGN or SIGN Controlling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects. SIGN and each SIGN Controlling Shareholder shall have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(d)	No Material Adverse Change. No SIGN Material Adverse Effect shall have occurred since the date of this Agreement.

(e)	Officer’s Certificate. SIGN shall have delivered to Golden Ally a certificate signed by the CEO of SIGN to the effect that each of the conditions specified above in (a)-(d) is satisfied in all respects.

(f)	No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would prevent the consummation of any of the transactions contemplated by this Agreement.

(g)	Resignation and Appointment of Officers and Directors. Effective upon Closing, Alysia WolfsKeil shall resign as an officer and the sole director of SIGN, and the individuals listed on Exhibit E shall be appointed as directors of SIGN effective on the Closing Date.

(h)	Charter Amendment. SIGN Controlling Shareholders and SIGN shall have caused the Amended and Restated Certificate of Incorporation of SIGN in the form attached hereto as Exhibit F (the “Amended Articles”) to be duly filed with the State of Delaware and such Amendment Articles shall have become effective on or prior to the Closing Date.

(i)	Bylaw Amendment. SIGN Controlling Shareholders and SIGN shall have caused the Amended and Restated Bylaws of SIGN in the form attached hereto as Exhibit G (the “Amended Bylaws”) to be duly approved and adopted in accordance with Delaware law.

(j)	Audit. The audited financial statements of Golden Ally for its fiscal year ending on December 31, 2021 shall have been completed.

(k)	Transferred Liabilities. SIGN Controlling Shareholders and SIGN shall have caused the licenses and option agreements listed on Exhibit H-1 to be terminated and the Liabilities identified on Exhibit H-2 to be paid in full or otherwise transferred out from SIGN (the “Transferred Liabilities”), in each case in such manner reasonably satisfactory to Golden Ally.

(l)	Good Standing. SIGN shall have delivered to Golden Ally a certified good standing certificate issued by the Secretary of State of the State of Delaware.

7.	ADDITIONAL COVENANTS OF THE PARTIES

7.1.	Amendments of Governance Documents; Schedule 14C Information Statement.

(a)	SIGN Controlling Shareholders shall, as promptly as is reasonably practicable following the date of this Agreement (and in any event within 1 business day), take an shareholder action by written consent in the form attached hereto as Exhibit I-1 (the “Shareholders Consent”).

(b)	Immediately after the Shareholders Consent is executed, SIGN Controlling Shareholders shall cause the board of directors of SIGN to take actions by written consent in the form attached hereto as Exhibit I-2 (the “Board Consent”).

(c)	Immediately after the Shareholders Consent and the Board Consent are executed (in any event within 1 business day), SIGN shall (i) file a Certificate of Correction (the “Certificate of Correction”) to null and void the Certificate of Dissolution filed by SIGN on March 1, 2018 with the Secretary of State of the State of Delaware, and (ii) after such Certificate of Correction becomes effective, promptly file its annual reports for fiscal year 2019-2022 with the State of Delaware and obtain a good standing certificate from the Delaware Secretary of State.

(d)	As promptly as is reasonably practicable following the date of this Agreement (and in any event within 2 business days), SIGN shall file with the SEC, a Schedule 14C information statement (together with any amendments thereof or supplements thereto, the ”Information Statement”) notifying the shareholders of SIGN who did not execute the Shareholders Consent.

(e)	SIGN shall promptly notify Golden Ally if it receives any comments from the SEC and shall respond to such comments as promptly as possible (in any event within 2 business days). SIGN shall use its best efforts to cause the Information Statement to be mailed to the shareholders of SIGN as promptly as reasonably practicable after the Information Statement has received clearance from the SEC or otherwise becomes final (the date of such mailing, the “Mailing Date”).

(f)	SIGN shall cause the Amended Articles to be filed with the State of Delaware on the same day as the effectiveness of the Shareholders Consent, which shall be 20 calendar days after the Mailing Date, and promptly provide evidence of such filing to Golden Ally.

7.2.	Access and Investigation. Between the date of this Agreement and the Closing Date, Golden Ally, on the one hand, and SIGN, on the other hand, shall, and shall cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)	furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

7.3.	Confidentiality. (a) All information regarding the business of Golden Ally including, without limitation, financial information that Golden Ally provides to SIGN during SIGN’s due diligence investigation of Golden Ally will be kept in strict confidence by SIGN and shall not be used (except in connection with due diligence), dealt with, exploited or commercialized by SIGN or disclosed to any third party (other than SIGN’s professional accounting and legal advisors) without the prior written consent of Golden Ally. If the Transactions contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Golden Ally, SIGN shall immediately return to Golden Ally (or destroy, as directed by Golden Ally) any information received regarding Golden Ally’s business. (b) Likewise, all information regarding the business of SIGN including, without limitation, financial information that SIGN provides to Golden Ally during its due diligence investigation of SIGN shall be kept in strict confidence by Golden Ally and shall not be used (except in connection with due diligence), dealt with, exploited or commercialized by Golden Ally or disclosed to any third party (other than Golden Ally’s professional accounting and legal advisors) without SIGN’s prior written consent. If the Transactions contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from SIGN, Golden Ally shall immediately return to SIGN (or destroy, as directed by SIGN) any information received regarding SIGN’s business.

7.4.	Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement shall promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party shall promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party shall promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.5.	Exclusivity. None of SIGN Controlling Shareholders will (and SIGN Controlling Shareholders will not cause or permit SIGN to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any third party relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of SIGN (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any third party to do or seek any of the foregoing. None of SIGN Controlling Shareholders will vote their Control Block Shares in favor of any such acquisition. SIGN Controlling Shareholders will notify Golden Ally immediately if any third party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

7.6.	Conduct of SIGN Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Golden Ally otherwise consents in writing or expressly contemplated by this Agreement, SIGN shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

7.7.	Public Announcements. SIGN and Golden Ally each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transactions contemplated hereby without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

8.	CLOSING

8.1.	Closing. The closing of the Transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the lawyers for SIGN, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Golden Ally and SIGN may mutually determine (the date when the Closing actually takes place, the “Closing Date”).

8.2.	Closing Deliveries of Golden Ally. At the Closing, Golden Ally shall deliver or cause to be delivered the following to SIGN:

(a)	the Closing Purchase Price as required by Section 2.2 of this Agreement;

(b)	copies of all resolutions and/or consent actions adopted by or on behalf of the shareholders and the board of directors of Golden Ally evidencing approval of this Agreement and the Transactions; and

(c)	stock certificates (or affidavits of lost stock certificates if applicable) representing the Golden Ally Shares as required by Section 3.3 of this Agreement.

8.3.	Closing Deliveries of SIGN and the SIGN Controlling Shareholders. At the Closing, SIGN will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Golden Ally:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the shareholders and the board of directors of SIGN evidencing approval of this Agreement and the Transactions;

(b)	all certificates, stock powers, and other documents required for the issuance, cancellation or consolidation (as applicable) of a sufficient amount of SIGN Securities to comply with Section 3 herein;

(c)	stock certificates representing the SIGN Securities; and

(d)	any other necessary documents, each duly executed by SIGN and/or SIGN Controlling Shareholders, as required to give effect to the Transactions.

9.	TERMINATION

9.1.	Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of SIGN and Golden Ally;

(b)	SIGN, if there has been a material breach by Golden Ally of any representation, warranty, covenant or agreement set forth in this Agreement that is not cured by the breaching party, to the reasonable satisfaction of SIGN, within ten business days after notice of such breach is given by SIGN (except that no cure period will be provided for a breach by Golden Ally that by its nature cannot be cured);

(c)	Golden Ally, if there has been a material breach by SIGN or any of the SIGN Controlling Shareholders of any representation, warranty, covenant or agreement set forth in this Agreement that is not cured by the breaching party, to the reasonable satisfaction of Golden Ally, within ten business days after notice of such breach is given by Golden Ally (except that no cure period will be provided for a breach by SIGN or any of the SIGN Controlling Shareholders that by its nature cannot be cured);

(d)	SIGN or Golden Ally, if the Transaction is not closed by March 31, 2022, provided that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to either party such party’s material breach of this Agreement has been the principal cause of or resulted in the failure of the Closing to take place on or before such date;

(e)	SIGN or Golden Ally if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of any of the Transactions contemplated by this Agreement has become final and non-appealable; or

(f)	Golden Ally, if the Certificate of Correction has been rejected by the State of Delaware, or if SIGN has not been able to obtain a certificate of good standing before the Closing Date.

9.2.	Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement will be of no further force or effect; provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement prior to such termination; provided further that if this Agreement has been terminated pursuant to Section 9.1(c) or Section 9.1(f), then the SIGN Controlling Shareholders shall cause the Escrow Agent to return the Escrow Amount in full to Golden Ally.

10.	INDEMNIFICATION

10.1.	Agreement of Golden Ally to Indemnify. Golden Ally agree to indemnify, defend, and hold harmless, SIGN and SIGN Controlling Shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by SIGN or any SIGN Controlling Shareholders by reason of, resulting from, based upon or arising out of:

(a)	the breach by Golden Ally of any representation or warranty of Golden Ally contained in this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(b)	the breach by Golden Ally of any covenant or agreement of Golden Ally made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

10.2.	Agreement of SIGN Controlling Shareholders to Indemnify. SIGN Controlling Shareholders, severally but not jointy, agree to indemnify, defend, and hold harmless Golden Ally from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Golden Ally by reason of, resulting from, based upon or arising out of:

(a)	the breach by SIGN or any SIGN Controlling Shareholder of any representation or warranty of SIGN or any SIGN Controlling Shareholder contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement;

(b)	the breach by SIGN or any SIGN Controlling Shareholder of any covenant or agreement of SIGN or any SIGN Controlling Shareholder made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or

(c)	any Transferred Liabilities.

11.	MISCELLANEOUS PROVISIONS

11.1.	Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one year after the Closing Date.

11.2.	Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

11.3.	Amendment. This Agreement may not be amended except by an instrument in writing signed by Golden Ally, SIGN, and SIGN Controlling Shareholders.

11.4.	Expenses. Each party will bear its own costs incurred in connection with the preparation, execution and performance of this Agreement and the Transactions contemplated hereby, including all fees and expenses of agents, representatives, legal and accountants.

11.5.	Entire Agreement. This Agreement, the exhibits and schedules attached hereto and the other documents in connection with the Transactions contemplated hereby contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.

11.6.	Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses (or at such other address for a party as will be specified by like notice) on the signature page of this Agreement. All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

11.7.	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

11.8.	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.9.	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

11.10.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provisions.

11.11.	Specific Performance. Each party acknowledges and agrees that the other parties would be damaged irreparably in the event any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached, so that a party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which such party may be entitled, at law or in equity.

11.12.	Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

11.13.	Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

11.14.	Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.15.	Fax and PDF Execution. This Agreement may be executed by delivery of executed signature pages by fax or PDF document via Email and such execution will be effective for all purposes.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SIGNET INTERNATIONAL HOLDINGS,
INC., a Delaware corporation

By:
Name:
Title:

GOLDEN ALLY LIFETECH GROUP CO., LTD.,
a Delaware corporation

By:
Name:
Title:

________, as executor of Estate of Ernest W.
Letiziano

/s/ Hope Hillabrand
Hope Hillabrand,

/s/ Thomas Donaldson
Thomas Donaldson